Exhibit 10.15

INDEMNIFICATION AGREEMENT

       THIS INDEMNIFICATION AGREEMENT (this "Agreement") is entered into on February 10, 2009, by and among BioNeutral Group, Inc., a Nevada corporation (the " Company ") and the indemnitee ("  Indemnitee ") executing this Agreement.

RECITALS

WHEREAS, it is essential to the Company that it be able to retain and attract as directors the most capable persons available;

       WHEREAS. the Company is aware that, in order to induce highly competent persons to serve the Company as directors or in other capacities, the Company must provide such persons with adequate protection through insurance and indemnification against inordinate risks of claims and actions against them arising out of their service to and activities on behalf of the Company;

       WHEREAS, Sections 78.7502 and 78.75 I of the Nevada Revised Statutes (the -NRS") empower Nevada corporations to indemnify their directors and officers and Section 78.751 of the NRS further states that the indemnification provided by such sections "does not exclude any other rights to which a person seeking indemnification or advancement of expenses may be entitled under the articles of incorporation or any bylaw, agreement, vote of stockholders or disinterested directors or otherwise";

       WHEREAS, the Company believes, therefore, that the interest of the Company's stockholders would be best served by a combination of (i) such liability insurance as the Company may hold from time to time and (ii) a contract with its directors and certain officers, including Indemnitee, to indemnify them to the fullest extent by law (as in effect on the date hereof, or, to the extent any amendment may expand such permitted indemnification, as hereinafter in effect) against personal liability for actions taken in the performance of their duties to the Company; and

       WHEREAS, in view of the considerations set forth above, the Company and Indemnitee desire that Indemnitee be indemnified by the Company as set forth herein.

NOW, THEREFORE, the Company and Indemnitee hereby agree as follows:

1.Indemnification.

          a.           Indemnification of Expenses. The Company shall indemnify, defend (in accordance with the terms hereof) and hold harmless Indemnitee to the fullest extent permitted by Nevada law in effect on the date hereof or as Nevada law may from time to time be amended (but, in the case of any such amendment, only to the extent such amendment permits the Company to provide broader indemnification rights than Nevada law permitted the Company to provide before such amendment), if such Indemnitee was or is or becomes a party to or witness or other participant in, or is threatened to be made a party to or witness or other participant in, any threatened, pending or completed action, suit, proceeding or alternative dispute resolution mechanism, or any hearing, inquiry or investigation that such Indemnitee reasonably believes might lead to the institution of any such action, suit, proceeding or alternative dispute resolution mechanism, whether civil, criminal, administrative, investigative or other (hereinafter a "Claim") Indemnitee shall have the right to employ the Indemnitee's counsel in any such Claim at the Indemnitee's expense.

3.   Additional Indemnification Rights; Nonexclusivity.

a.   Scope. The Company hereby agrees to indemnify Indemnitee to the greatest extent permitted by Nevada law and the Articles of Incorporation and Bylaws in effect on the date hereof or as Nevada law or the Articles of Incorporation and Bylaws may from time to time be amended (but, in the case of any such amendment, only to the extent such amendment permits the Company to provide broader indemnification rights than Nevada law and the Articles of Incorporation and Bylaws permitted the Company to provide before such amendment), even if such indemnification is not specifically authorized by the other provisions of this Agreement or any other agreement, the Articles of Incorporation, the Bylaws or by statute. In the event of any change in any applicable law, statute or rule which narrows the right of a Nevada corporation to indemnify a member of its Board of Directors or an officer, employee, manager or agent, such change, to the extent not otherwise required by such law, statute or rule to be applied to this Agreement, shall have no effect on this. Agreement or the parties' rights and obligations hereunder.

b.   Nonexclusivitv. The indemnification provided by this Agreement shall be in addition to any rights to which Indemnitee may be entitled under the Articles of Incorporation. Bylaws, any agreement, any vote of stockholders or disinterested directors, the laws of the State of Nevada or otherwise.

4.   Liability Insurance. Upon the approval of the Board of Directors of the Company, to the extent the Company maintains liability insurance applicable to directors, officers, employees, managers, control persons or agents, the Indemnitee shall be covered by such policies in such a manner as to provide Indemnitee the same rights and benefits as are accorded to the most favorably insured of the Company's directors

5.   Exceptions. Any other provision herein to the contrary notwithstanding, the Company shall not be obligated pursuant to the terms of this Agreement to indemnify the Indemnitee if a final decision by a court having jurisdiction in the matter shall determine that such indemnification is not lawful.

6.   Counterparts. This Agreement may be executed in one or more counterparts, each of which shall constitute an original.

7.        Binding Effect; Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of and be enforceable by the parties hereto and their respective successors, assigns, including any direct or indirect successor by purchase, merger, consolidation or otherwise to all or substantially all of the business and/or assets of the Company, spouses, heirs, and personal and legal representatives. This Agreement shall continue in effect with respect to Claims relating to Indemnifiable Events regardless of whether the Indemnitee continues to serve as a director of the Company or of any other enterprise, including subsidiaries of the Company.

8.   Attorneys' Fees. In the event that any action is instituted by the Indemnitee under this Agreement or under any liability insurance policies maintained by the Company to enforce or interpret any of the terms hereof or thereof, the Indemnitee shall be entitled to be paid all Expenses incurred by the Indemnitee with respect to such action, regardless of whether the Indemnitee is ultimately successful in such action, and shall be entitled to the advancement of Expenses with respect to such action, unless. as a part of such action, a court of competent jurisdiction over such action determines that each of the material assertions made by the Indemnitee as a basis for such action was not made in good faith or was frivolous. In the event of an action instituted by or in the name of the Company under this Agreement to enforce or interpret any of the terms of this Agreement, the Indemnitee shall be entitled to be paid all Expenses incurred by such Indemnitee in defense of such action (including costs and expenses incurred with respect to Indemnitee counterclaims and cross-claims made in such action). and shall be entitled to the advancement of Expenses with respect to such action.

9.   Notice. All notices and other communications required or permitted hereunder shall be in writing, shall be effective when given, and shall in any event be deemed to be given (a) five (5) days after deposit with the U.S. Postal Service or other applicable postal service, if delivered by first class mail, postage prepaid, (b) upon delivery. if delivered by hand, (c) one business day after the business day of deposit with Federal Express or similar overnight courier, freight prepaid, or (d) one day after the business day of delivery by facsimile transmission. if deliverable by facsimile transmission, with copy by first class mail, postage prepaid, and shall be addressed if to Indemnitee, at the Indemnitee's address as set forth beneath the Indemnitee's signature to this Agreement and if to the Company at the address first listed above (attention: Secretary) or at such other address as such party may designate by ten (10) days' advance written notice to the other party hereto.

10.      Severability. The provisions of this Agreement shall be severable in the event that any of the provisions hereof (including any provision within a single section. paragraph or sentence) are held by a court of competent jurisdiction to be invalid, void or otherwise unenforceable, and the remaining provisions shall remain enforceable to the fullest extent permitted by law.

11 .    Choice of Law. This Agreement shall be governed by and its provisions construed and enforced in accordance with the laws of the State of Nevada, as applied to contracts between Nevada residents, entered into and to be performed entirely within the State of Nevada, without regard to the conflict of laws principles thereof.

12.      Amendment and Termination. No amendment, modification, termination or cancellation of this Agreement shall be effective unless it is in writing signed by the parties to be bound thereby. Notice of same shall be provided to all parties hereto. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provisions hereof (whether or not similar) nor shall such waiver constitute a continuing waiver.

13.      Corporate Authority.The Company represents that the Board of Directors of the Company in accordance with Nevada law have approved the terms of this Agreement.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement on and as of the day and year first written above.

COMPANY:

BioNeutral Group, Inc.

By:
Its:

INDEMNITEE:

Name of Director/Officer:

Signature Page for indemnification agreement

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